AGREEMENT
                                    ---------


        This Agreement (the " Agreement") is entered into and effective as of the day of November 30, 2007 (the "Effective Date"), by and between SYNOVICS PHARMACEUTICALS, INC., a Nevada corporation ("SYNOVICS") and JOHN S. COPANOS ("COPANOS").

                             PRELIMINARY STATEMENTS
                             ----------------------

        A. On or about May 21, 2007, SYNOVICS executed that certain Second Amended and Restated Business Promissory Note (the "Note") in favor of COPANOS, dated as of May 20, 2006, in the original principal amount of Three Million ($3,000,000.00) Dollars, a copy of which is attached hereto and made a part hereof as Exhibit A, pursuant to which SYNOVICS was obligated to make, among other payments, an interest payment, in the amount of Two Hundred Fifty-Eight Thousand Forty-One and 51/100 ($258,041.51) Dollars, on October 3, 2007, which amount was not paid by it.

        B. The parties desire to comprise and amicably resolve their issues with respect to SYNOVICS' payment obligations under the Note to COPANOS, in accordance with the terms and conditions of this Agreement.

        NOW, THEREFORE, for and in consideration of the amount set forth in this Agreement, COPANOS' refraining from pursuing his remedies at this time, the mutual covenants herein contained and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and confessed, the parties agree as follows:

                                    AGREEMENT
                                    ---------

        1.      The above recitals are true and correct.

        2. DEFINITIONS. The following defined terms shall have the meaning stated:

                2.1. The term "SYNOVICS" means SYNOVICS PHARMACEUTICALS, INC. acting: (i) on its own behalf; and (ii) on behalf of directors, officers, employees, successors, insurers, attorneys, lenders, creditors, shareholders, agents, assigns, parent corporations, sister corporations, affiliate corporations, subsidiaries and all other persons, natural or corporate, in privity with SYNOVICS.

                2.2. The term "COPANOS" means JOHN S. COPANOS, acting: (i) on his own behalf; and (ii) on behalf his heirs, beneficiaries, estate, executors, legatees, representatives, successors and assigns.

        3. PAYMENTS. SYNOVICS shall pay COPANOS Two Million Two Hundred Fifty-Eight Thousand Forty-One and 51/100 ($2,258,041.51) Dollars, which amount represents principal in the amount of Two Million ($2,000,000.00) Dollars and accrued interest, in the amount of Two Hundred Fifty-Eight Thousand Forty-One and 51/100 ($258,041.51) Dollars, on or before August 1, 2008 (the "Maturity Date"), together with interest, at the rate of Twelve (12%) Percent per annum, from and after October 3, 2007, as follows:

                3.1. Interest payment in the amount of Eighty-Four Thousand Two Hundred Seventy-Two and 57/100 ($84,272.57) Dollars shall be payable on or before November 16, 2007.

                3.2. Interest payment in the amount of Sixty-One Thousand Seven Hundred Sixty-Three and 94/100 ($61,763.94) Dollars shall be payable on or before November 30, 2007.

                3.3 Interest payment in the amount of Fifty-Six Thousand Five Hundred Sixty-Seven and 35/100 ($56,567.35) Dollars shall be payable on or before December 7, 2007.

                3.4 Interest payment in the amount of Fifty-Six Thousand Four Hundred Forty-Eight and 58/1 00 ($56,448.58) Dollars shall be payable on or before December 14, 2007.

                3.5 Interest payment in the amount of Fifty-Six Thousand Three Hundred and Twenty-Nine and 81/100 ($56,329.81) Dollars shall be payable on or before December 21, 2007.

       After the December 21, 2007 payment, and presuming timely compliance with the foregoing payment terms, the principal and interest then due and owing by SYNOVICS to COPANOS will be Two Million ($2,000,000.00) Dollars, plus interest, which amount shall be payable as follows:

                3.6 Principal payment in the amount of One Million Five Hundred Thousand ($1,500,000.00) Dollars, together with all accrued and unpaid interest, at the rate of twelve (12%) percent per annum, on or before January 15, 2008.

       After the January 15, 2008 payment, and presuming timely compliance with the foregoing payment terms, the principal and interest then due and owing by SYNOVICS to COPANOS will be Five Hundred Thousand ($500,000.00) Dollars, plus interest, which amounts shall be payable as follows:

                3.7     Interest   payment  in  the  amount  of  Five   Thousand
Ninety-Five and 78/1 00 ($5,095.78) Dollars, on or before February 15, 2008.

                3.8 Interest payment in the amount of Four Thousand Seven Hundred Sixty-Seven and 02/100 ($4,767.02) Dollars, on or before March 15, 2008.

                3.9     Interest   payment  in  the  amount  of  Five   Thousand
Ninety-Five and 78/100 ($5,095.78) Dollars, on or before April 15, 2008.

                3.10 Interest payment in the amount of Four Thousand Nine Hundred Thirty-One and 40/100 ($4,931.40) Dollars, on or before May 15, 2008.

                3.11    Interest   payment  in  the  amount  of  Five   Thousand
Ninety-Five and 78/1 00 ($5,095.78) Dollars, on or before June 15, 2008.

                3.12 Interest payment in the amount of Four Thousand Nine Hundred Thirty- One and 40/100 ($4,931.40) Dollars, on or before July 15, 2008.

                3.13    Principal  in  the  amount  of  Five  Hundred   Thousand
($500,000.00) Dollars, together with all accrued and unpaid interest, at the rate of twelve (12%) percent per annum, on or before August 1, 2008.

                3.14    Principal  amounts   outstanding  under  this  Note  may
otherwise be prepaid at any time at the option of SYNOVICS, in whole or in part, without premium or penalty.

                3.15 There shall not be any grace period, whatsoever, with respect to any payments due under this Agreement. SYNOVICS specifically acknowledges that time is of the essence in this Agreement. The payments to be made by SYNOVICS, pursuant to Sections 3.1 through 3.13 above, shall be made by wire transfer to COPANOS, pursuant to wiring instructions provided by COPANOS or his attorney to SYNOVICS prior to the aforesaid payment dates.

        4. JUDGMENT. In the event SYNOVICS fails to abide by the terms and conditions of this Agreement and not remit any payment timely when due, then SYNOVICS will be considered to be in default from the time the stipulated payment became due.

                4.1 COPANOS shall then proceed with litigation by filing a Complaint in the Circuit Court in Broward County, Florida, without further notice and/or conditions precedent. Once a Complaint is filed by COPANOS and SYNOVICS is served with the lawsuit, SYNOVICS waives any and all defenses to such action and agrees to a Final Judgment, without necessity of a further hearing, for the sum of Two Million Two Hundred Fifty-Eight Thousand Forty-One and 51/100 ($2,258,041.51) Dollars, plus all accrued and unpaid interest at the rate of Twelve (12%) Percent per annum, as of the date of such judgment, which amount shall be stipulated in such judgment, less those payments previously made by SYNOVICS to COPANOS, pursuant to paragraph 3 above, plus additional interest, at the rate of Eighteen (18%) percent per annum, from and after the date of default, and for execution to issue forthwith.

                4.2 COPANOS and SYNOVICS expressly waive both their rights to a trial by jury.

                4.3 Once full payment is made by SYNOVICS and received by COPANOS, COPANOS will provide SYNOVICS with a Satisfaction of Payment and/or
Release. If an action was filed in Court, COPANOS will file a Voluntary Dismissal With Prejudice with the Court where the action was filed once full payment is received.

        5. BANKRUPTCY. SYNOVICS further acknowledges and agrees that in the event of the filing of a voluntary or involuntary bankruptcy, whether under Chapter 7, Chapter 11, or otherwise, under the Federal Bankruptcy Code, involving SYNOVICS, prior to the date on which SYNOVICS has fully satisfied its payment obligations, pursuant to paragraph 3 above, it shall specifically request of the bankruptcy court, that its debt to COPANOS, in the amount of the remaining monies due and owing by it, pursuant to paragraph 3 above, not be discharged in bankruptcy and that such debt to COPANOS shall survive such bankruptcy filing, together with the discharge of same.

        6. SEVERABILITY. In the event any provision of this Agreement is held to be unenforceable, void, or invalid for any reason, the unenforceability or invalidity thereof shall not affect the remainder of this Agreement, which shall remain in full force and effect and enforceable in accordance with its terms.

        7. CONSTRUCTION AND INTERPRETATION. When the context requires, the gender of all words shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and plural. The paragraphs and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

        8. WAIVER. All waivers to be effective shall be in writing and signed by the waiving party. One or more waivers of a breach of any provision of this Agreement shall not be construed as a waiver of a subsequent breach of the same or any other provision, nor shall any delay or omission by a non-defaulting party to seek a remedy for any breach of this Agreement or otherwise to exercise the rights accruing to a non-defaulting party by reason of such breach be deemed a waiver by a non-defaulting party of its remedies and rights with respect to such breach.

        9. AMENDMENT AND MODIFICATION. No amendment or modification of the terms of this Agreement shall be binding unless reduced to writing and signed by each of the parties hereof.

        10. ENTIRE AGREEMENT. This Agreement contains the entire Agreement by and between the parties and supersedes any and all previous discussions or agreements, written or oral, by and between the parties relating to the subject matter of this Agreement.

        11. JURISDICTION: VENUE: INCONVENIENT FORUM. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect to this Agreement shall be brought exclusively in the courts of the State of Florida located in Broward County, Florida to the exclusion of any other Court and the parties accept the exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, the parties knowingly, intentionally and irrevocably waive, to the fullest extent permitted by law, any objection which they may now or later have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court brought in the State of Florida, located in Broward County, and further, knowingly, intentionally and irrevocably waive any claim that any suit, action or proceeding brought in the State of Florida located in Broward County has been brought in any inconvenient forum.

        12. BENEFIT. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective administrators, executives, legal representatives, heirs, successors and permitted assigns.

        13.     COUNTERPARTS.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        14. GOVERNING LAW. This Agreement has been executed and delivered and shall be construed and enforced in accordance with the laws of the State of Florida, without regard to Florida's conflicts of laws principles.


        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

COPANOS:

                                         /s/ John S. Copanos
                                       -----------------------------------------
John S. Copanos


SYNOVICS PHARMACEUTICALS, INC., a Nevada corporation:

By:  /s/ Ronald Howard Lane
   ---------------------------------------------
   Ronald Howard Lane, PhD, Chairman and CEO





[NOTARIZATION PAGE FOLLOWS]

                                    EXHIBIT A

         SECOND AMENDED AND RESTATED BUSINESS PROMISSORY NOTE, DATED AS
         --------------------------------------------------------------
                                 OF MAY 20, 2006
                                 ---------------

                                 (COPY ATTACHED)

$3,000,000.00                                                 As of May 20, 2006

              SECOND AMENDED AND RESTATED BUSINESS PROMISSORY NOTE

        FOR VALUE RECEIVED, Synovics Pharmaceuticals, Inc., a Nevada corporation ("Borrower"), promises to pay to the order of John S. Copanos ("Lender"), Three Million Dollars ($3,000,000 00), with interest, as provided herein.

        1. PRINCIPAL AND INTEREST PAYMENTS. The principal amount of this Note, plus all accrued and unpaid interest, shall be due and payable as follows:

        As of July 5, 2007, the total amount owing by Borrower to Lender shall be Three Million Two Hundred Fifty-Three Thousand Three Hundred Fifty-Six and 16/100 ($3,253,356.16) Dollars, representing principal, in the amount of Three Million ($3,000,000.00) Dollars and accrued interest, in the amount of Two Hundred Fifty-Three Thousand Three Hundred Fifty-Six and 16/100 ($253,356.16) Dollars. On July 5, 2007, Borrower shall pay Lender the sum of One Million ($1,000,000.00) Dollars, thereby reducing the principal and interest then due and owing by Borrower to Lender to Two Million Two Hundred Fifty-Three Thousand Three Hundred Fifty-Six and 16/100 ($2,253,356.16) Dollars. The foregoing accrued interest, in the amount of Two Hundred Fifty-Three Thousand Three Hundred Fifty-Six and 16/100 ($253,356.16) Dollars, plus additional interest accrued thereon, at the rate of Seven and One-Half (7 1/2%) Percent per annum, in the amount of Four Thousand Six Hundred Eighty-Five and 35/100 ($4,685.35) Dollars, for total accrued interest owing in the amount of Two Hundred Fifty-Eight Thousand and Forty-One and 51/100 ($258,041.51) Dollars shall be due and payable by Borrower to Lender on October 3, 2007.

        Thereafter, Borrower shall make a principal payment to Lender on the second (2nd) anniversary date of this Note, May 20, 2008, in the amount of One Million ($1,000,000.00) Dollars, together with all accrued and unpaid interest to such date. Borrower shall make a final principal payment to Lender on the third (3rd) anniversary date of this Note, May 20, 2009, in the amount of One Million ($1,000,000.00) Dollars, together with all accrued and unpaid interest to such date.

        Principal amounts outstanding under this Note may otherwise be prepaid at any time at the option of Borrower, in whole or in part, without premium or penalty.

        Borrower and Lender acknowledge and agree that the portion of the purchase price paid by Borrower to Lender for Lender's membership units of Kirk included Kirk's debt to Lender for deferred compensation owed by Kirk to Lender and that that deferred compensation will be paid by Borrower to Lender as a part of the principal payment due under this Note on May 20, 2009.

        2. INTEREST PAYMENTS. This Note shall bear interest on the unpaid principal balance from the date hereof at the rate of seven and one half percent (7 1/2%) per annum, payable as set forth in paragraph 1 hereof.

        3. OPTIONS TO CONVERT TO COMMON STOCK. Lender shall have the option to convert any payment of principal and/or interest then due and owing to him, consistent with the provisions contained in paragraph 1 above, into Borrower's common stock, through a private placement, on the dates such principal and/or interest payments are due and payable (the "Payment Date"), at the Conversion Price which is defined as the lesser of: (a) Two Dollars and Forty Cents ($2.40), relative to the payment date of May 20, 2007; Three Dollars Forty Cents ($3.40), relative to the payment date of May 20, 2008; and Four Dollars Forty Cents ($4.40), relative to the payment date of May 20, 2009; or (b) the price that is eighty (80%) percent of the trailing thirty (30) day average trading price of the common stock of Borrower for the thirty (30) days prior to the relevant Payment Date. In the event the Payment Date is neither May 20, 2007, May 20, 2008, nor May 20, 2009, the Conversion Price set forth in (a) above shall not be applicable but, rather, the Conversion Price shall be determined pursuant to (b) above. However, in no event shall the Conversion Price be less than Two Dollars ($2.00) per share.

        In order for Lender to exercise any option, consistent with the foregoing, he shall provide written notice of same to the Chief Executive Officer of Borrower, to Borrower's office at 2575 East Camelback Road, Suite 450, Phoenix, Arizona 85016, confirmed by facsimile to 602-508-0115 and to the Broward County, Florida address at 5253 NW 35th Avenue, Fort Lauderdale, Florida 33309 (the "Option Notice") at least fifteen (15) days prior to the applicable Payment Date.

        Lender shall be able to exercise his options consistent with the foregoing, in whole or in part, meaning that Lender's failure to exercise one
(1) or more options provided hereunder shall not preclude him from exercising subsequent options, relative to subsequent principal and/or interest payments due and owing pursuant to this Note. However, absent any exercise by Lender of his options, consistent with the foregoing, the payment provisions contained in paragraph 1 shall apply and be controlling.

        4. METHOD OF PAYMENT. All payments of principal and interest shall be made by the transfer of immediately available funds to such account as Lender shall designate from time to time. If any payment date shall fall on a day other than a business day, the payment due on such date shall he payable on the next succeeding business day or any.

        5. DEFAULT. If Borrower shall fail to make a payment of principal or interest when due or to comply with any of the other terms, provisions and conditions of this Note, and such failure to pay or perform shall continue for a period of thirty (30) business days following written notice from Lender, a default shall be deemed to have occurred under this Note and Lender shall have the right to pursue all remedies available to him. Notwithstanding the foregoing, with regard to the first (1st) principal payment due, in the amount of One Million ($1,000,000.00) Dollars, on July 5, 2007, together with the interest payment, in the amount of Two Hundred Fifty-Eight Thousand and Forty-One and 51/100 ($258,041.51) Dollars, due on October 3, 2007, if Borrower shall fail to make either payment when due, a default shall be deemed to have occurred under this Note without the requirement of Lender providing written notice of such default to Borrower and without providing Borrower with an opportunity to cure such default. If at any time Lender incurs costs in respect of the collection of indebtedness hereunder, including attorneys' fees and expenses, Lender shall be entitled to immediate reimbursement from the Borrower for all such costs incurred (or at his option elect to add such amounts to the principal balance of the indebtedness). After maturity or default, this Note shall bear interest at the rate of eighteen percent (18%) per annum.

        6. ACCELERATION. Lender shall have the right, at any time, to accelerate and have the principal balance then owing pursuant to this Note, plus interest accrued thereon, become immediately due and payable upon written notice to Borrower, in the event Ronald H. Lane resigns or is removed from his position as a member of the Board of Directors of Kirk Pharmaceuticals, Inc. ("Kirk") or ceases to act, for any reason whatsoever, as a member of the Board of Directors of Kirk.

        7. GOVERNING LAW. This Note shall he governed by and construed in accordance with the laws of the State of Florida excluding the conflict or choice of law principles thereof, and any suit brought in connection with the enforcement or interpretation of this Note may be brought in the courts of the State of Florida or the federal courts in Florida Borrower hereby irrevocably submits to the non-exclusive jurisdiction of such courts

        8. MISCELLANEOUS. Presentment, notices of dishonor and demand, protest and diligence in collection and bringing suit are hereby severally waived by the Borrower. No waiver of any default or failure or delay to exercise any right or remedy by the holders of this Note shall operate as a waiver of any right or remedy with respect to the same or any other occurrences. This written Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent, oral agreements of the parties. There are no unwritten oral agreements between the parties.

        9. WAIVER OF JURY TRIAL. IN ANY COURT ACTION RELATING TO THIS NOTE, EACH OF BORROWER AND LENDER WAIVES ANY RIGHT TO TRIAL BY JURY



                           [Signature Page to Follow]

        IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officers.

                                            SYNOVICS PHARMACEUTICALS, INC


Attest:
                                            By:  /s/ Ronald H. Lane
                                                --------------------------------
                                                   Ronald Howard Lane, PhD
   /s/ Ronald H. Lane                              Chairman, CEO and President
----------------------------
        Secretary





                                     NOTICE

THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE OFFERED OR SOLD UNLESS IT IS REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.